AMENDED SCHEDULE A
                            DATED DECEMBER 13, 2017
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                        DATED SEPTEMBER 3, 2013 BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                          AT INVESTMENT ADVISERS, INC.
                  FORMERLY, STEIN ROE INVESTMENT COUNSEL, INC.

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

FUND                                                                 RATE
--------------------------------------------------------------------------------
AT Disciplined Equity Fund - Schedule
--------------------------------------------------------------------------------
FUND  ASSETS                           FEE RATE
--------------------------------------------------------------------------------
First $250 million                     0.695%
--------------------------------------------------------------------------------
Next  $250 million                     0.670%
--------------------------------------------------------------------------------
Next  $500 million                     0.645%
--------------------------------------------------------------------------------
Next  $1.5 billion                     0.620%
--------------------------------------------------------------------------------
Next  $2.5 billion                     0.595%
--------------------------------------------------------------------------------
Next  $2.5 billion                     0.570%
--------------------------------------------------------------------------------
Next  $2.5 billion                     0.545%
--------------------------------------------------------------------------------
Over  $10  billion                     0.520%
--------------------------------------------------------------------------------

AT Mid Cap Equity Fund                                               0.75%
AT Income Opportunities Fund                                         0.60%
AT All Cap Growth Fund                                               0.82%
AT Equity Income Fund                                                0.80%

                              ACKNOWLEDGED AND ACCEPTED BY:

                              AT INVESTMENT ADVISERS, INC.

                                      By: /s/ Kenneth J.Kozanda
                                      -----------------------------------
                                      Name:  Kenneth J.Kozanda
                                      Title: Managing Director


                              THE ADVISORS' INNER CIRCLE FUND

                              By: /s/ Dianne Descoteaux
                                      -----------------------------------
                                      Name:  Dianne Descoteaux
                                      Title: Vice President and Secretary